UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Calle Amanecer
San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Common stock, $0.01 par value per share	RSLS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to a previously disclosed retention bonus agreement dated April 12, 2019, Scott P. Youngstrom, Senior Vice President, Finance and Chief Financial Officer of Reshape Lifesciences Inc. (the “Company”), provided the Company with notice of his resignation on August 1, 2019, effective October 1, 2019.  The Company will pay Mr. Youngstrom the one-time retention bonus of $90,000 and 100% of his maximum payout under the Company’s management incentive plan for 2019 if he remains continuously and actively employed by the Company through October 1, 2019 and enters into a release agreement with the Company in a customary form.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2019

RESHAPE LIFESCIENCES INC.

	By:	/s/ Barton P. Bandy
Barton P. Bandy
President and Chief Executive Officer